UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2026

LUMENT FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, 20th Floor

New York, New York 10169

(Address of principal executive offices)

(212) 317-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LFT	New York Stock Exchange
7.875% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	LFTPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 24, 2026, Lument Finance Trust, Inc. (the “Company”) received notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period.

The notice is a notice of deficiency, not delisting, and does not currently impact the listing and trading of the Company’s common stock on the NYSE.

In accordance with NYSE rules, the Company intends to notify the NYSE timely of its intent to regain compliance with the minimum share price requirement. The Company may regain compliance at any time during the six-month cure period following receipt of the Notice if, on the last trading day of any calendar month during the cure period, the Company’s common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on such date.

The Company’s common stock will continue to be listed and traded on the NYSE during the cure period, subject to the Company’s continued compliance with the NYSE’s other continued listing standards.

The Company intends to continue monitoring the market price of its common stock and is considering all available alternatives to regain compliance with the NYSE minimum share price requirement. Such alternatives may include a reverse stock split, subject to any required corporate approvals. The Company has not committed to any particular course of action at this time.

Item 7.01	Regulation FD Disclosure.

As required by NYSE rules, on July 30, 2026, the Company issued a press release announcing receipt of the Notice described in Item 3.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information disclosed in this Item 7.01 including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

Certain statements included in this Form 8-K constitute forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. These forward-looking statements include, without limitation, statements regarding the Company’s plans, intentions, expectations, objectives or ability to regain compliance with the NYSE’s continued listing standards, including a potential reverse stock split and intention to consider alternatives to cure the NYSE continued listing requirement deficiency. You are cautioned not to place undue reliance on forward-looking statements in this Form 8-K and should consider carefully the factors described in Part I, Item IA “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is available on the SEC’s website at www.sec.gov, and in the Company’s other filings with the SEC, when evaluating these forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Except as required by applicable law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Exhibits.

(d)	Exhibits.

99.1	Press Release of Lument Finance Trust, Inc., dated July 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENT Finance Trust, Inc.

Date: July 30, 2026	By:	/s/ James A. Briggs
James A. Briggs
Chief Financial Officer